The Ensign Group Reports Third Quarter Results, Raises Guidance

Conference Call and Webcast scheduled for tomorrow, October 31, 2019 at 10:00 am PT
SAN JUAN CAPISTRANO, California - October 30, 2019 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide skilled nursing and assisted living services, physical, occupational and speech therapies and other rehabilitative and healthcare services, announced its operating results for the third quarter of 2019, reporting a GAAP diluted earnings per share of $0.48 for the quarter with adjusted earnings per share of $0.55 for the quarter (1).
Highlights Include:

▪	GAAP earnings per share for the quarter was $0.48, an increase of 26.3% over the prior year quarter, and adjusted earnings per share was $0.55, up 19.6% over the prior year quarter (1);

▪
Consolidated GAAP Net Income for the quarter was $27.2 million, an increase of 30.2% over the prior year quarter, and adjusted Net Income was $30.9 million, an increase of 24.0% over the prior year quarter(1);

▪	Consolidated EBITDA for the quarter was $52.6 million, an increase of 26.1% over the prior year quarter, and adjusted EBITDA was $58.5 million, an increase of 20.9% over the prior year quarter(1);

▪
Total Transitional and Skilled Services segment revenue was $485.9 million, an increase of 15.2% over the prior year quarter, and segment income was $56.8 million for the quarter, an increase of 22.6% over the prior year quarter(2);

▪	Same store skilled services occupancy was 80.0%, an increase of 210 basis points over the prior year quarter, and skilled managed care revenue was up 11.2%;

▪	Transitioning skilled services occupancy was 77.9%, an increase of 240 basis points over the prior year quarter; and skilled managed care revenue was up 19.9%;

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Segment income is defined and outlined in Note 7 on Form 10-Q. Segment income excludes general and administrative expenses and interest expense, as well as the elimination of intercompany transactions.

Operating Results

“As we celebrate the completion of the spin-off of The Pennant Group, Inc. we are very pleased to announce one of our largest third quarter improvements in our history, with GAAP earnings per share for the quarter of $0.48, an increase of 26.3% over the prior year quarter, and adjusted earnings per share of $0.55, up 19.6% over the prior year quarter,” said Ensign’s Chief Executive Officer Barry Port. He continued, “These extraordinary results are a testament to the quality outcomes that are being achieved by our local leaders and caregivers, as they continue to drive impressive increases to occupancy, and are even more noteworthy given that in third quarter of 2018 we had the largest quarter over quarter improvements in our history.”
Port noted that much of the improvement has come from strong quarter over quarter improvements in occupancy and skilled mix across all operations, including same store, transitioning and newly acquired operations. He added, “We are excited about the momentum we continue to see in occupancy, as this is the second quarter in a row where we have experienced an increase of over 200 basis points in occupancy in both same store and transitioning operations. We believe these results demonstrate that even in a period where occupancies across the industry are down, and in what is historically one of our slowest quarters, we are able to consistently drive results across all payor types, including Medicaid, Medicare, managed care and private pay.”

Pointing to the enormous effort that went into consummating the spin-off of Pennant, Port added, “We are especially grateful to our Service Center partners who worked tirelessly to prepare for and complete the spin-off while simultaneously providing support to our local leaders. While it would have been easy to allow the spin-off to become a distraction, our unique operating model of local leadership, combined with the support of a world class Service Center, has been proven once more. The results also show, yet again, that our local approach to healthcare is scalable even in the midst of a transformational spin and acquisitions,” he said.
For the second time this year, Ensign raised its pre-spin 2019 annual earnings guidance. “Because we are ahead of schedule on our results this year, we again increased our 2019 annual earnings guidance to between $2.24 and $2.31 per diluted share and annual revenue of between $2.35 billion and $2.40 billion. Overall, the midpoint of this guidance represents an increase of 21.2% over Ensign’s 2018 annual earnings,” Port said.
“When adjusting for only the fourth quarter impact of the Pennant spin-off, this newly increased 2019 annual guidance translates to between $2.15 to $2.21 per diluted share and annual revenue of between $2.27 billion and $2.30 billion. We are very excited about our performance so far this year and are confident that, even with the implementation of PDPM, which took effect October 1st, as our local leaders continue to adjust to local market conditions, we will carry this momentum into the fourth quarter and beyond,” Port added.
“We are also very pleased to give you our 2020 annual earnings guidance of between $2.22 and $2.30 per diluted share and annual revenue guidance of between $2.30 billion and $2.35 billion, which does not include any of the results from the spun-out Pennant businesses. We are very optimistic that with the continued upside that is inherent in our portfolio and the attractive acquisitions on the horizon, that we will be able to continue to meet or exceed our pre-spin growth rates. To underline this confidence, the midpoint of our 2020 guidance represents an increase of 18.3% over the midpoint of our 2019 full-year spin-adjusted earnings guidance, which is between $1.88 and $1.94 per diluted share.” Port said. He concluded, “We believe we are on a path to make up for all of Pennant’s 2019 earnings by the end of 2020. We have not even come close to reaching our full potential, and to do so it will take a relentless commitment to our culture and the repetitious adherence to sound fundamentals.”
Chad Keetch, Ensign’s Chief Investment Officer also highlighted Ensign’s unique entrepreneurial culture and its history of incubating other post-acute related healthcare businesses, including the home health, hospice and senior living businesses that were spun off as Pennant. “We have several other post-acute related new ventures we are growing and look forward to watching them follow the same path as our Pennant partners. While these businesses are relatively small today, we are excited to support them in their growth as they apply proven Ensign leadership and operational principles to their respective businesses,” Keetch said.
Chief Financial Officer, Suzanne Snapper reported that the company’s liquidity remains strong with approximately $195 million of availability on its new $350 million credit facility, which also has a built-in expansion option, and 62 unlevered real estate assets that add additional liquidity. Snapper also indicated that the company maintained a lease-adjusted net-debt-to-adjusted EBITDAR ratio of 3.72x at quarter end, even after continued acquisitions, which tend to temporarily raise the ratio while EBITDAR from new acquisitions catches up. She also indicated that cash generated from operations was $137.6 million during the nine months ended September 30, 2019, which was primarily driven by an increase in operating results.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019, which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.
Quarter Growth
During the quarter, Ensign paid a quarterly cash dividend of $0.0475 per share of its common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 16 years.
Also during the quarter and since, Ensign’s affiliates acquired the following skilled nursing and healthcare campus operations:

▪	Valley of the Moon Post Acute, a 27-bed hospital-based skilled nursing operation that is being operated under a management arrangement with Sonoma Valley Hospital in Sonoma, California;

▪	The Terrace at Mount Ogden, a 114-bed skilled nursing operation in Ogden, Utah;

▪	Surprise Health and Rehabilitation Center, a skilled nursing facility with 100 skilled nursing beds located in Surprise, Arizona;

▪	Temple View Transitional Care Center, a 119-bed skilled nursing facility located in Rexburg, Idaho; and

▪	St. Joseph’s Villa Independent Living, a 58-unit independent living operation in Salt Lake City, Utah.

Also during the quarter, our Pennant partners acquired the following operations:

▪	Agape Hospice, a hospice agency providing services in Tucson, Arizona; and

▪	Mainplace Senior Living, a 91-unit senior living center, located in Orange, California.

“Even though we’ve had a solid year on the acquisition front so far, we expect several acquisitions that we have been working on for months to close in the fourth quarter or early in the first quarter of next year,” Keetch said. “Our pipeline remains very healthy but we continue to be very selective and are keeping plenty of dry powder on hand for what we believe will be an increasingly more attractive buyer’s market,” he added.
These additions bring Ensign's growing portfolio to 202 skilled nursing operations, 27 of which also include senior living operations across fourteen states.  Ensign owns the real estate at 81 of its 260 healthcare facilities.  Keetch reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, senior living and other healthcare related businesses in new and existing markets.
2019 Guidance
Management raised its 2019 annual earnings per share guidance and translated the guidance to include the fourth quarter impact of the spin-off of Pennant, to between $2.15 and $2.21 per diluted share and revenue to between $2.27 billion and $2.30 billion. Snapper indicated that the 2019 guidance excludes the spin-off transaction costs, share-based compensation and costs incurred for start-up operations. The guidance includes, among other things, self-insured healthcare costs, anticipated Medicare and Medicaid reimbursement rates, the implementation of the new Patient Driven Payment Model (PDPM) and acquisitions completed through the end of the year.
2020 Guidance
Management provided guidance for 2020, with annual earnings per share guidance of $2.22 to $2.30 per diluted share and annual revenue guidance of $2.30 billion to $2.35 billion. The midpoint of this 2020 guidance represents an increase of 18.3% over the midpoint of Ensign’s 2019 full-year spin-adjusted earnings guidance, which is between $1.88 and $1.94 per diluted share. Management’s guidance is based on diluted weighted average common shares outstanding of approximately 57.6 million and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, anticipated Medicare and Medicaid reimbursement rate increases, net of provider taxes, the implementation of the new Patient Driven Payment Model (PDPM) and acquisitions closed in the first half of 2020. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation and start-up losses.
Conference Call
A live webcast will be held Thursday, October 31, 2019 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, December 6, 2019.

About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 212 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, lab, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$600,507	$514,364	$1,725,372	$1,502,884
Expense
Cost of services	477,805	413,723	1,364,807	1,200,098
Return of unclaimed class action settlement	—	—	—	(1,664)
Rent—cost of services	37,728	34,851	110,574	103,173
General and administrative expense	31,710	24,601	95,295	72,091
Depreciation and amortization	14,319	11,902	40,101	35,145
Total expenses	561,562	485,077	1,610,777	1,408,843
Income from operations	38,945	29,287	114,595	94,041
Other income (expense):
Interest expense	(3,900)	(3,989)	(11,513)	(11,471)
Interest income	736	467	1,883	1,477
Other expense, net	(3,164)	(3,522)	(9,630)	(9,994)
Income before provision for income taxes	35,781	25,765	104,965	84,047
Provision for income taxes	7,953	5,415	20,605	18,078
Net income	27,828	20,350	84,360	65,969
Less: net income/(loss) attributable to noncontrolling interests	669	(511)	1,220	(35)
Net income attributable to The Ensign Group, Inc.	$27,159	$20,861	$83,140	$66,004
Net income per share attributable to The Ensign Group, Inc.:
Basic	$0.50	$0.40	$1.55	$1.27
Diluted	$0.48	$0.38	$1.48	$1.22
Weighted average common shares outstanding:
Basic	53,941	52,139	53,470	51,870
Diluted	56,364	54,632	56,054	54,176

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$44,396	$31,083
Accounts receivable—less allowance for doubtful accounts of $3,707 and $2,886 at September 30, 2019 and December 31, 2018, respectively	308,093	276,099
Investments—current	13,026	8,682
Prepaid income taxes	2,536	6,219
Prepaid expenses and other current assets	25,150	24,130
Assets held for sale - current	—	1,859
Total current assets	393,201	348,072
Property and equipment, net	708,224	618,874
Right-of-use assets	1,062,219	—
Insurance subsidiary deposits and investments	34,561	36,168
Escrow deposits	50	7,271
Deferred tax assets	8,105	11,650
Restricted and other assets	17,351	20,844
Intangible assets, net	3,541	31,000
Goodwill	96,199	80,477
Other indefinite-lived intangibles	36,098	27,602
Total assets	$2,359,549	$1,181,958

Liabilities and equity
Current liabilities:
Accounts payable	$40,019	$44,236
Accrued wages and related liabilities	132,659	119,656
Lease liabilities—current	60,817	—
Accrued self-insurance liabilities—current	26,707	25,446
Other accrued liabilities	84,250	69,784
Current maturities of long-term debt	10,177	10,105
Total current liabilities	354,629	269,227
Long-term debt—less current maturities	265,692	233,135
Long-term lease liabilities—less current portion	974,496	—
Accrued self-insurance liabilities—less current portion	58,958	54,605
Other long-term liabilities	3,968	11,234
Deferred gain related to sale-leaseback	—	11,417
Total equity	701,806	602,340
Total liabilities and equity	$2,359,549	$1,181,958

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$137,593	$157,277
Net cash used in investing activities	(149,388)	(95,269)
Net cash provided by/(used in) financing activities	25,108	(58,688)
Net increase in cash and cash equivalents	13,313	3,320
Cash and cash equivalents beginning of period	31,083	42,337
Cash and cash equivalents end of period	$44,396	$45,657

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT
(Unaudited)

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$485,973	80.9%	$421,764	82.0%
Senior living services	43,796	7.3	38,058	7.4
Home health and hospice services:
Home health	25,983	4.3	22,260	4.3
Hospice	29,188	4.9	21,577	4.2
Total home health and hospice services	55,171	9.2	43,837	8.5
All other (1)	15,567	2.6	10,705	2.1
Total revenue	$600,507	100.0%	$514,364	100.0%
(1) Includes revenue from services generated in our other ancillary services.

	Nine Months Ended September 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$1,404,469	81.4%	$1,237,298	82.3%
Senior living services	126,536	7.3	111,335	7.4
Home health and hospice services:
Home health	74,630	4.3	63,765	4.2
Hospice	76,866	4.5	61,079	4.1
Total home health and hospice services	151,496	8.8	124,844	8.3
All other (1)	42,871	2.5	29,407	2.0
Total revenue	$1,725,372	100.0%	$1,502,884	100.0%
(1) Includes revenue from services generated in our other ancillary services.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue	$485,973	$421,764	$64,209	15.2%
Number of facilities at period end	175	163	12	7.4%
Number of campuses at period end*	27	22	5	22.7%
Actual patient days	1,516,697	1,367,142	149,555	10.9%
Occupancy percentage — Operational beds	78.9%	77.3%		1.6%
Skilled mix by nursing days	28.5%	28.3%		0.2%
Skilled mix by nursing revenue	47.8%	47.9%		(0.1)%

	Three Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue	$353,745	$329,461	$24,284	7.4%
Number of facilities at period end	127	127	—	—%
Number of campuses at period end*	14	14	—	—%
Actual patient days	1,066,467	1,032,002	34,465	3.3%
Occupancy percentage — Operational beds	80.0%	77.9%		2.1%
Skilled mix by nursing days	30.4%	29.8%		0.6%
Skilled mix by nursing revenue	49.9%	49.5%		0.4%

	Three Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue	$91,776	$82,535	$9,241	11.2%
Number of facilities at period end	33	33	—	—
Number of campuses at period end*	7	7	—	—
Actual patient days	313,858	302,868	10,990	3.6%
Occupancy percentage — Operational beds	77.9%	75.5%		2.4%
Skilled mix by nursing days	25.1%	24.0%		1.1%
Skilled mix by nursing revenue	44.1%	43.5%		0.6%

	Three Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$40,452	$9,768	$30,684	NM
Number of facilities at period end	15	3	12	NM
Number of campuses at period end*	6	1	5	NM
Actual patient days	136,372	32,272	104,100	NM
Occupancy percentage — Operational beds	73.4%	75.0%		NM
Skilled mix by nursing days	21.5%	19.5%		NM
Skilled mix by nursing revenue	37.0%	32.0%		NM

*
Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2016.

(2)	Transitioning Facility results represent all facilities purchased from January 1, 2016 to December 31, 2017.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2018.

	Nine Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue	$1,404,469	$1,237,298	$167,171	13.5%
Number of facilities at period end	175	163	12	7.4%
Number of campuses at period end*	27	22	5	22.7%
Actual patient days	4,395,864	4,012,169	383,695	9.6%
Occupancy percentage — Operational beds	79.2%	77.2%		2.0%
Skilled mix by nursing days	29.1%	29.9%		(0.8)%
Skilled mix by nursing revenue	48.7%	50.1%		(1.4)%

	Nine Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue	$1,046,925	$977,456	$69,469	7.1%
Number of facilities at period end	127	127	—	—%
Number of campuses at period end*	14	14	—	—%
Actual patient days	3,160,286	3,066,751	93,535	3.0%
Occupancy percentage — Operational beds	80.1%	77.9%		2.2%
Skilled mix by nursing days	31.0%	31.3%		(0.3)%
Skilled mix by nursing revenue	50.8%	51.4%		(0.6)%

	Nine Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue	$269,559	$244,279	$25,280	10.3%
Number of facilities at period end	33	33	—	—
Number of campuses at period end*	7	7	—	—
Actual patient days	934,292	893,771	40,521	4.5%
Occupancy percentage — Operational beds	78.2%	75.0%		3.2%
Skilled mix by nursing days	25.5%	25.5%		—%
Skilled mix by nursing revenue	44.7%	45.6%		(0.9)%

	Nine Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$87,985	$15,563	$72,422	NM
Number of facilities at period end	15	3	12	NM
Number of campuses at period end*	6	1	5	NM
Actual patient days	301,286	51,647	249,639	NM
Occupancy percentage — Operational beds	73.8%	75.2%		NM
Skilled mix by nursing days	20.8%	21.0%		NM
Skilled mix by nursing revenue	35.3%	34.5%		NM

*
Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2016.

(2)	Transitioning Facility results represent all facilities purchased from January 1, 2016 to December 31, 2017.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2018.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Skilled Nursing Average Daily Revenue Rates:
Medicare	$616.19	$596.41	$537.04	$519.26	$607.90	$541.46	$597.82	$577.09
Managed care	468.06	462.02	417.52	406.74	433.30	420.98	455.48	450.07
Other skilled	488.46	479.57	488.95	546.70	336.04	241.31	482.68	480.62
Total skilled revenue	527.58	518.06	478.97	471.07	504.83	462.02	517.16	508.31
Medicaid	232.70	226.90	206.58	193.34	233.84	238.19	227.48	219.54
Private and other payors	233.36	223.74	198.26	195.44	249.94	238.54	225.04	216.49
Total skilled nursing revenue	$322.89	$313.78	$274.02	$260.46	$294.25	$281.90	$310.18	$301.19

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Skilled Nursing Average Daily Revenue Rates:
Medicare	$614.39	$597.81	$534.36	$518.26	$579.11	$534.74	$594.51	$577.88
Managed care	465.90	455.68	417.45	409.21	428.21	423.68	453.94	446.17
Other skilled	491.11	471.66	489.42	501.73	330.02	245.09	487.06	471.84
Total skilled revenue	528.59	515.54	478.03	471.49	489.11	462.37	517.24	506.68
Medicaid	230.69	222.86	202.51	190.61	236.25	231.45	225.10	215.68
Private and other payors	234.47	225.18	204.44	199.46	240.68	237.91	226.66	217.91
Total skilled nursing revenue	$323.81	$315.12	$273.25	$263.69	$289.78	$281.02	$310.71	$303.20

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Revenue:
Medicare	21.7%	22.2%	24.3%	25.3%	20.6%	16.6%	22.1%	22.6%
Managed care	18.4	17.6	18.1	16.4	14.0	14.2	18.0	17.3
Other skilled	9.8	9.7	1.7	1.8	2.4	1.2	7.7	8.0
Skilled mix	49.9	49.5	44.1	43.5	37.0	32.0	47.8	47.9
Private and other payors	7.6	7.9	11.6	11.3	10.5	15.5	8.5	8.8
Quality mix	57.5	57.4	55.7	54.8	47.5	47.5	56.3	56.7
Medicaid	42.5	42.6	44.3	45.2	52.5	52.5	43.7	43.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Days:
Medicare	11.3%	11.6%	12.3%	12.6%	10.0%	8.6%	11.4%	11.8%
Managed care	12.6	11.9	11.8	10.5	9.5	9.5	12.2	11.5
Other skilled	6.5	6.3	1.0	0.9	2.0	1.4	4.9	5.0
Skilled mix	30.4	29.8	25.1	24.0	21.5	19.5	28.5	28.3
Private and other payors	10.9	11.5	16.4	15.2	12.7	18.4	12.2	12.5
Quality mix	41.3	41.3	41.5	39.2	34.2	37.9	40.7	40.8
Medicaid	58.7	58.7	58.5	60.8	65.8	62.1	59.3	59.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Revenue:
Medicare	22.9%	23.8%	24.8%	27.4%	19.1%	18.2%	23.0%	24.4%
Managed care	18.4	18.4	18.3	16.8	14.2	15.1	18.1	18.0
Other skilled	9.5	9.2	1.6	1.4	2.0	1.2	7.6	7.7
Skilled mix	50.8	51.4	44.7	45.6	35.3	34.5	48.7	50.1
Private and other payors	7.5	7.7	11.4	11.8	11.7	14.8	8.5	8.5
Quality mix	58.3	59.1	56.1	57.4	47.0	49.3	57.2	58.6
Medicaid	41.7	40.9	43.9	42.6	53.0	50.7	42.8	41.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Percentage of Skilled Nursing Days:
Medicare	12.0%	12.5%	12.7%	13.9%	9.5%	9.6%	12.0%	12.8%
Managed care	12.8	12.6	11.9	10.8	9.6	10.0	12.4	12.2
Other skilled	6.2	6.2	0.9	0.8	1.7	1.4	4.7	4.9
Skilled mix	31.0	31.3	25.5	25.5	20.8	21.0	29.1	29.9
Private and other payors	10.8	11.1	15.4	15.7	14.4	17.5	12.0	12.2
Quality mix	41.8	42.4	40.9	41.2	35.2	38.5	41.1	42.1
Medicaid	58.2	57.6	59.1	58.8	64.8	61.5	58.9	57.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our senior living services segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$43,796	$38,058	$5,738	15.1%
Number of facilities at period end	57	51	6	11.8%
Number of campuses at period end	27	22	5	22.7%
Occupancy percentage (units)	75.2%	76.0%		(0.8)%
Average monthly revenue per unit	$2,907	$2,855	$52	1.8%

	Nine Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$126,536	$111,335	15,201	13.7%
Number of facilities at period end	57	51	6	11.8%
Number of campuses at period end	27	22	5	22.7%
Occupancy percentage (units)	75.3%	75.6%		(0.3)%
Average monthly revenue per unit	$2,917	$2,858	59	2.1%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$25,983	$22,260	$3,723	16.7%
Hospice services	29,188	21,577	7,611	35.3
Total home health and hospice revenue	$55,171	$43,837	$11,334	25.9%

Home health, hospice and home care agencies	63	49	14	28.6%
Home health services:
Average Medicare revenue per completed episode	$3,173	$3,001	$172	5.7%
Hospice services:
Average daily census	1,788	1,379	409	29.7%

	Nine Months Ended September 30,
	2019	2018	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$74,630	$63,765	$10,865	17.0%
Hospice services	76,866	61,079	15,787	25.8
Total home health and hospice revenue	$151,496	$124,844	$26,652	21.3%

Home health, hospice and home care agencies	63	49	14	28.6%
Home health services:
Average Medicare revenue per completed episode	$3,072	$2,968	$104	3.5%
Hospice services:
Average daily census	1,625	1,310	$315	24.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE
(Unaudited)

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$218,725	36.4%	$188,486	36.6%
Medicare	157,046	26.2	133,554	26.0
Medicaid-skilled	34,080	5.7	30,684	6.0
Total Medicaid and Medicare	409,851	68.3	352,724	68.6
Managed Care	96,095	16.0	80,196	15.6
Private and Other(1)	94,561	15.7	81,444	15.8
Revenue	$600,507	100.0%	$514,364	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary services for the three months ended September 30, 2019 and 2018.

	Nine Months Ended September 30,
	2019		2018
	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$620,539	36.0%	$529,280	35.2%
Medicare	457,953	26.5	409,681	27.3
Medicaid-skilled	96,323	5.6	86,024	5.7
Total	1,174,815	68.1	1,024,985	68.2
Managed Care	279,633	16.2	244,062	16.2
Private and Other(1)	270,924	15.7	233,837	15.6
Revenue	$1,725,372	100.0%	$1,502,884	100.0%
(1) Private and other payors also includes revenue from all payors generated in our other ancillary services for the nine months ended September 30, 2019 and 2018.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to The Ensign Group, Inc.	$27,159	$20,861	$83,140	$66,004

Non-GAAP adjustments
Results related to operations in the start-up phase(a)	63	500	390	3,347
Return of unclaimed class action settlement	—	—	—	(1,664)
Share-based compensation expense(b)	2,978	2,811	9,233	7,639
Results related to closed operations and operations not at full capacity(c)	1,219	224	2,192	712
Transaction-related costs(d)	139	228	748	338
Depreciation and amortization - patient base(e)	110	48	296	150
General and administrative - spin-off transaction costs(f)	3,261	—	7,908	—
Gain on sale of/impairment charges to fixed assets(g)	(1,402)	—	(1,402)	—
COS - business interruption gains(h)	—	—	—	(675)
COS - Goodwill and intangible assets impairment(i)	—	3,177	—	3,177
Provision for income taxes on Non-GAAP adjustments(j)	(2,584)	(2,890)	(10,478)	(6,309)
Non-GAAP net income	$30,943	$24,959	$92,027	$72,719

Diluted Earnings Per Share As Reported
Net income	$0.48	$0.38	$1.48	$1.22
Average number of shares outstanding	56,364	54,632	56,054	54,176

Adjusted Diluted Earnings Per Share
Net income	$0.55	$0.46	$1.64	$1.34
Average number of shares outstanding	56,364	54,632	56,054	54,176
Footnotes:
(a) Represents operating results for start-up operations.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$(73)	$(17,011)	$(325)	$(49,577)
Cost of services	132	13,672	702	41,444
Rent	4	3,596	13	10,750
Depreciation and amortization	—	243	—	730
Total Non-GAAP adjustment	$63	$500	$390	$3,347

(b) Represents share-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of services	$1,853	$1,533	$5,371	$4,170
General and administrative	1,125	1,278	3,862	3,469
Total Non-GAAP adjustment	$2,978	$2,811	$9,233	$7,639

(c) Represents results at closed operations and operations not at full capacity
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$(2,567)	$—	$(4,427)	$—
Cost of services	3,122	139	5,609	464
Rent	295	76	478	225
Depreciation and amortization	369	9	532	23
Total Non-GAAP adjustment	$1,219	$224	$2,192	$712

(d) Represents costs incurred to acquire an operation which are not capitalizable
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of services	$66	$—	$505	$—
General and administrative	73	228	243	338
Total Non-GAAP adjustment	$139	$228	$748	$338
(e) Included in depreciation and amortization are expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(f) Included in general and administrative expense are costs incurred in connection with the completed spin-off of our home health and hospice operations and substantially all of our senior living operations to a newly formed publicly traded company.

(g) Gain on sale of/impairment charges to fixed assets includes a gain recognized for the sale of land of $2.9 million, offset by impairment charges to fixed assets at two of our senior living operations of $1.5 million during the three and nine months ended September 30, 2019.

(h) Business interruption recoveries related to insurance claims of the California fires that occurred in the fourth quarter of 2017.
(i) Impairment charges to goodwill and intangible assets for one of our other ancillary operations.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of services	$—	$3,653	$—	$3,653
Non-controlling interest	—	(476)	—	(476)
Total Non-GAAP adjustment	$—	$3,177	$—	$3,177
(j) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0% for the three and nine months ended September 30, 2019 and 2018. This rate excludes the tax benefit of shared-based payment awards.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Consolidated Statements of Income Data:
Net income	$27,828	$20,350	$84,360	$65,969
Less: net income/(loss) attributable to noncontrolling interests	669	(511)	1,220	(35)
Add: Interest expense, net	3,164	3,522	9,630	9,994
Provision for income taxes	7,953	5,415	20,605	18,078
Depreciation and amortization	14,319	11,902	40,101	35,145
EBITDA	$52,595	$41,700	$153,476	$129,221

Adjustments to EBITDA:
Results related to closed operations and operations not at full capacity(a)	555	139	1,182	464
Losses/(earnings) related to operations in the start-up phase(b)	59	(3,339)	377	(8,133)
Return of unclaimed class action settlement	—	—	—	(1,664)
Share-based compensation expense	2,978	2,811	9,233	7,639
Spin-off transaction costs(c)	3,261	—	7,908	—
Acquisition related costs(d)	139	228	748	338
Gain on sale of/impairment charges to fixed assets(e)	(1,402)	—	(1,402)	—
Impairment of goodwill and intangible assets(f)	—	3,177	—	3,177
Business interruption recoveries(g)	—	—	—	(675)
Rent related to items above	299	3,672	491	10,975
Adjusted EBITDA	$58,484	$48,388	$172,013	$141,342
Rent—cost of services	37,728	34,851	110,574	103,173
Less: rent related to items above	(299)	(3,672)	(491)	(10,975)
Adjusted rent - cost of services	37,429	31,179	110,083	92,198
Adjusted EBITDAR	$95,913		$282,096

(a) Results at closed operations and operations not at full capacity during the three and nine months ended September 30, 2019 and 2018.
(b) Represents results related to facilities currently in the start-up phase after construction was completed. This amount excludes rent, depreciation and interest expense.
(c) Costs incurred in connection with the completed spin-off of our home health and hospice operations and substantially all of our senior living operations to a newly formed publicly traded company.
(d) Costs incurred to acquire operations which are not capitalizable.
(e) Gain on sale of/impairment charges of fixed assets includes a gain recognized for the sale of land of $2.9 million, offset by impairment charges to fixed assets at two of our senior living operations of $1.5 million during the three and nine months ended September 30, 2019.
(f) Impairment charges to goodwill and intangible assets for our other ancillary operations during the three and nine months ended September 30, 2018, excluding impact of non-controlling interest of $0.5 million. Including the impact of noncontrolling interest, goodwill and intangible assets impairment is $3.7 million.
(g) Business interruption recoveries related to insurance claims with respect to the California fires that occurred in the fourth quarter of 2017.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA and Adjusted EBITDA for each reportable segment for the periods presented:

	Three Months Ended September 30,
	Transitional and Skilled Services		Senior Living Services		Home Health and Hospice
	2019	2018	2019	2018	2019	2018

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$56,838	$46,350	$2,815	$4,733	$8,424	$7,297
Less: net income attributable to noncontrolling interests	—	—	—	—	279	42
Depreciation and amortization	9,331	8,061	2,127	1,902	317	263
EBITDA	$66,169	$54,411	$4,942	$6,635	$8,462	$7,518

Adjustments to EBITDA:
Results related to operations in the start-up phase(b)	—	(3,461)	—	64	59	58
Results related to closed operations and operations not at full capacity(c)	190	139	—	—	—	—
Share-based compensation expense	1,566	1,197	56	182	181	124
Gain on sale of/impairment charges to fixed assets(d)	(2,873)	—	1,471	—	—	—
Transaction-related costs(e)	—	—	—	—	67	—
Rent related to items above	245	2,777	—	886	4	9
Adjusted EBITDA	$65,297	$55,063	$6,469	$7,767	$8,773	$7,709
Rent—cost of services	$30,285	$28,088	$6,471	$6,015	$725	$583
Less: rent related to items above	(245)	(2,777)	—	(886)	(4)	(9)
Adjusted rent - cost of services	$30,040	$25,311	$6,471	$5,129	$721	$574
(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Represents results related to facilities currently in the start-up phase after construction was completed. This amount excludes rent, depreciation and interest expense.
(c) Results at closed operations and operations not at full capacity during the three months ended September 30, 2019 and 2018.
(d) Gain on sale of/impairment charges to fixed assets includes a gain recognized for the sale of land of $2.9 million, offset by impairment charges to fixed assets at two of our senior living operations of $1.5 million during the three months ended September 30, 2019.
(e) Costs incurred to acquire operations which are not capitalizable.

	Nine Months Ended September 30,
	Transitional and Skilled Services		Senior Living Services		Home Health and Hospice
	2019	2018	2019	2018	2019	2018

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$172,254	$135,755	$12,674	$14,361	$22,598	$19,623
Less: net income attributable to noncontrolling interests	—	—	—	—	629	413
Depreciation and amortization	26,883	23,571	6,046	5,362	897	789
EBITDA	$199,137	$159,326	$18,720	$19,723	$22,866	$19,999

Adjustments to EBITDA:
Results related to operations in the start-up phase(b)	—	(8,469)	—	243	377	93
Results related to closed operations and operations not at full capacity(c)	480	464	—	—	—	—
Share-based compensation expense	4,524	3,259	231	521	479	314
Gain on sale of/impairment charges to fixed assets(d)	(2,873)	—	1,471	—	—	—
Transaction-related costs(e)	—	—	—	—	505	—
Business interruption recoveries(f)	—	(675)	—	—	—	—
Rent related to items above	398	8,303	—	2,649	13	23
Adjusted EBITDA	$201,666	$162,208	$20,422	$23,136	$24,240	$20,429
Rent—cost of services	88,504	82,698	19,280	18,324	2,137	1,671
Less: rent related to items above	(398)	(8,303)	—	(2,649)	(13)	(23)
Adjusted rent - cost of services	$88,106	$74,395	$19,280	$15,675	$2,124	$1,648
(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Represents results related to facilities currently in the start-up phase after construction was completed. This amount excludes rent, depreciation and interest expense.
(c) Results at closed operations and operations not at full capacity during the nine months ended September 30, 2019 and 2018.
(d) Gain on sale of/impairment charges to fixed assets includes a gain recognized for the sale of land of $2.9 million, offset by impairment charges to fixed assets at two of our senior living operations of $1.5 million during the nine months ended September 30, 2019.
(e) Costs incurred to acquire operations which are not capitalizable.
(f) Business interruption recoveries related to insurance claims with respect to the California fires that occurred in the fourth quarter of 2017.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently in start-up phase, excluding depreciation, interest and income taxes, (e) results of operations not at full capacity, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) return of unclaimed class action settlement, (h) patient base and other acquisition-related costs, (i) spin-off transaction costs, (j) gain on sale of/impairment charges to fixed assets, (k) impairment of intangible assets and goodwill and (l) business interruption recoveries. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently in start-up phase, excluding rent, depreciation, interest and income taxes, (f) results operations not at full capacity, excluding rent, depreciation, interest and income taxes, (g) share-based compensation expense, (h) return of unclaimed class action settlement, (i) patient base and other acquisition-related costs, (j) spin-off transaction costs, (k) gain on sale of/impairment charges to fixed assets, (l) impairment of intangible assets and goodwill and (m) business interruption recoveries. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.